SIXTH AMENDMENT TO PARTICIPATION AGREEMENT

     THIS SIXTH AMENDMENT TO PARTICIPATION AGREEMENT (hereinafter, as it may be modified, amended or supplemented from time to time, called this "Amendment"), made and entered into as of December 22, 2000, among (i) AVADO BRANDS, INC. formerly known as Apple South, Inc., a corporation organized and existing under the laws of Georgia (herein, together with its successors and assigns permitted hereunder, called the "Lessee"), (ii) FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association ("First Security"), not in its individual capacity except as expressly provided herein, but solely as Owner Trustee under Apple South Trust No. 97-1 (herein in such capacity, together with its successors and assigns permitted hereunder, called the "Owner Trustee"), (iii) STI CREDIT CORPORATION, a Nevada corporation, as assignee of SunTrust Bank, formerly known as SunTrust Bank, Atlanta, in its capacity as the holder of the beneficial interest in the trust estate established under Apple South Trust No. 97-1 (in such capacity as of the date hereof, the "Holder", and together with its successors and assigns permitted hereunder, called the "Holders"), (iv) the financial institutions now parties to the Participation Agreement (as defined below) as Lenders (each herein in such capacity, together with its successors and assigns permitted hereunder, called a "Lender" and collectively, the "Lenders"), and (v) SUNTRUST BANK, formerly known as SunTrust Bank, Atlanta, a banking corporation organized and existing under the laws of Georgia, ("SunTrust"), as collateral agent and administrative agent for the Lenders and the Holders (in such capacity, the "Administrative Agent").

                               W I T N E S S E T H

     WHEREAS, the Lessee, the Owner Trustee, the Holder, the Lenders and the Administrative Agent are parties to that certain Participation Agreement, dated as of September 24, 1997, as amended by the First Amendment to the Participation Agreement, dated as of March 27, 1998, as amended by the Second Amendment to the Participation Agreement, dated as of August 14, 1998, as amended by the Third Amendment to the Participation Agreement, dated as of November 13, 1998, as amended by the Fourth Amendment to the Participation Agreement, dated as of February 22, 1999, and as amended by the Fifth Amendment to Participation Agreement, dated as of August 24, 1999 (as so amended, the "Participation Agreement");

     WHEREAS, the Owner Trustee and the Lessee are parties to that certain Master Equipment Lease Agreement, dated as of September 24, 1997, as amended by the First Amendment to Lease Agreement, dated as of March 27, 1998, and as amended by the Second Amendment to Lease Agreement, dated as of May, 1999 (as so amended, the "Lease Agreement");

     WHEREAS, the Lessee, the Owner Trustee, the Holder, the Lenders and the Administrative Agent have agreed to amend the Participation Agreement in certain respects and to waive certain covenant defaults, as described more particularly below.

     NOW, THEREFORE, in consideration of the sum of TEN DOLLARS ($10.00), the foregoing premises, to induce the Holder and the Lenders to amend the Participation Agreement and to continue to perform their obligations thereunder, and for other good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Lessee, the Owner Trustee, the Holder, the Lenders and the Administrative Agent agree as follows:

                                 A. DEFINITIONS

     Unless the context otherwise requires, all capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Appendix A to the Participation Agreement for all purposes of this Amendment. The General Provisions of Appendix A to the Participation Agreement are hereby incorporated by reference herein.

                                  B. AMENDMENTS

     1. Amendment to Existing Section 5.5: Section 5.5 of the Participation Agreement (Fixed Charge Coverage Ratio) is hereby amended by deleting Section
5.5 in its entirety and substituting in its place the following revised Section 5.5:

5.5      Fixed Charge Coverage Ratio.

     Lessee's Fixed Charge Coverage Ratio, measured on a rolling four (4) Fiscal Quarters' basis, as of the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending closest to October 1, 2000, shall be not less than the ratio prescribed below for each Fiscal Quarter prescribed below corresponding thereto:
---------------------------------------- ------------------------------
Fiscal Quarter Ending:                                  Ratio
---------------------------------------- ------------------------------
October 1, 2000                                         1.10:1
---------------------------------------- ------------------------------
December 31, 2000                                       1.25:1
---------------------------------------- ------------------------------
April 4, 2001                                           1.30:1
---------------------------------------- ------------------------------
July 1, 2001                                            1.30:1
---------------------------------------- ------------------------------
September 30, 2001                                      1.40:1
--------------------------------------- ------------------------------
December 30, 2001                                       1.45:1
---------------------------------------- ------------------------------
March 31, 2002 and thereafter                           1.50:1
---------------------------------------- ------------------------------

     2. Amendment to Existing Section 5.6: Section 5.6 of the Participation Agreement (Total Debt/EBITDA Ratio) is hereby amended by deleting Section 5.6 in its entirety and substituting in its place the following revised Section 5.6:

5.6      Total Debt/EBITDA Ratio.

     The ratio which (i) the Total Debt of the Lessee and its Consolidated Subsidiaries at the end of any Fiscal Quarter, commencing with the Fiscal Quarter ended closest to October 1, 2000, bears to (ii) the EBITDA of the Lessee and its Consolidated Subsidiaries, measured on a rolling four (4) Fiscal Quarters' basis as of the end of such Fiscal Quarter (the "Total Debt/EBITDA Ratio"), shall be not more than the ratio prescribed below as of the end of each Fiscal Quarter corresponding thereto:

---------------------------------------- ------------------------------
Fiscal Quarter Ending:                                  Ratio
---------------------------------------- ------------------------------
October 1, 2000                                         6.00:1
---------------------------------------- ------------------------------
December 31, 2000                                       4.70:1
---------------------------------------- ------------------------------
April 4, 2001                                           4.45:1
---------------------------------------- ------------------------------
July 1, 2001                                            4.40:1
---------------------------------------- ------------------------------
September 30, 2001                                      4.10:1
---------------------------------------- ------------------------------
December 30, 2001                                       3.90:1
---------------------------------------- ------------------------------
March 31, 2002 and thereafter                           3.75:1
---------------------------------------- ------------------------------

     In computing EBITDA in respect of the foregoing ratio and the ratio set forth in Section 5.7 below and the minimum amount of EBITDA set forth in Section 5.7A below, (a) any asset or stock dispositions by the Lessee consisting of the sale of a business line, segment or other group of related restaurants occurring within a Fiscal Quarter shall be accounted for by reducing EBITDA by the individual EBITDA attributable to each store within such group for such Fiscal Quarter and the three (3) preceding Fiscal Quarters or, in the event that any such restaurant had negative individual EBITDA for such periods, by increasing EBITDA by the amount of such negative EBITDA; and (b) any asset or stock acquisitions by the Lessee, to the extent otherwise then permitted to occur hereunder (and without implying such permission), consisting of the purchase of a business, line, segment or other group of related restaurants occurring within a Fiscal Quarter shall be accounted for by increasing EBITDA by the individual EBITDA attributable to each store within such group for such Fiscal Quarter and for the three (3) preceding Fiscal Quarters or, in the event that any such store had negative individual EBITDA for such periods, by decreasing EBITDA by the amount of such negative EBITDA; in each instance, on an historical basis, in a manner which the Lessee shall determine, but subject to prior review with, and approval by, the Administrative Agent.

     3. Amendment to Existing Section 5.7: Section 5.7 of the Participation Agreement (Total Senior Debt/EBITDA Ratio) is hereby amended by deleting Section
5.7 in its entirety and substituting in its place the following revised Section 5.7:

5.7      Total Senior Debt/EBITDA Ratio.

     The ratio which (i) the Total Senior Debt of the Lessee and its Consolidated Subsidiaries at the end of any Fiscal Quarter, commencing with the Fiscal Quarter ended closest to October 1, 2000, bears to (ii) EBITDA of the Lessee and its Consolidated Subsidiaries, measured on a rolling four (4) Fiscal Quarters' basis as of the end of such Fiscal Quarter (adjusted, however, as reflected in Section 5.6), shall be not more than the amounts prescribed below for each Fiscal Quarter prescribed below corresponding thereto:

---------------------------------------- ------------------------------
Fiscal Quarter Ending:                                  Ratio
---------------------------------------- ------------------------------
October 1, 2000                                         4.30:1
---------------------------------------- ------------------------------
December 31, 2000                                       3.25:1
---------------------------------------- ------------------------------
April 4, 2001                                           3.05:1
---------------------------------------- ------------------------------
July 1, 2001                                            3.00:1
---------------------------------------- ------------------------------
September 30, 2001                                      2.75:1
---------------------------------------- ------------------------------
December 30, 2001                                       2.55:1
---------------------------------------- ------------------------------
March 31, 2002 and thereafter                           2.50:1
---------------------------------------- ------------------------------

     and there shall be added to the Participation Agreement, immediately following amended Section 5.7 thereof (see above), a new Section 5.7A, to read as follows:

     SECTION 5.7A. Minimum EBITDA. EBITDA of the Lessee and its Consolidated Subsidiaries for each of the following Fiscal Quarters shall be at least that amount prescribed opposite such Fiscal Quarter:

---------------------------------------- ------------------------------
Fiscal Quarter Ending:                                EBITDA
---------------------------------------- ------------------------------
December 31, 2000                                   $17,900,000
---------------------------------------- ------------------------------
April 4, 2001                                       $17,700,000
---------------------------------------- ------------------------------
July 1, 2001                                        $20,000,000
---------------------------------------- ------------------------------
September 30, 2001                                  $15,000,000
---------------------------------------- ------------------------------
December 30, 2001                                   $19,000,000
---------------------------------------- ------------------------------
March 31, 2002 and thereafter                       $17,000,000
---------------------------------------- ------------------------------

     4. Amendment to Existing Section 5.11:Section 5.11 of the Participation Agreement (Consolidations, Mergers and Sales of Assets) is hereby amended by deleting the entire existing second proviso, beginning with the words "provided, further, that the Lessee may consummate Asset Sales ..." and ending at the end of existing Section 5.11 and substituting in is place the following revised version of said second proviso:

     provided, further, that the Lessee may consummate Asset Sales so long as, unless otherwise approved in writing by the Required Lenders and the Required Holders, each of the following conditions is met: (i) the Asset Sales are to Persons other than Affiliates, (ii) the Asset Sales are made for cash, (iii) the Net Cash Proceeds from all such Asset Sales are applied in the manner provided in Section 2.9.2 of the Credit Agreement, and for no other purpose, (iv) no Default has occurred which is then continuing or otherwise would result from such sale occurring, and (v) if the Asset Sale concerns the sale of any collateral then held as security for the revolving loans and swing loans under the Credit Agreement, the prior written consent of the required banks under the Credit Agreement, shall be required as a condition to such sale to the extent such consent is required under the Credit Agreement. The term "Asset Sales," as used herein, shall extend to and include, without limitation, sale-leaseback transactions, provided that the Administrative Agent first shall have separately approved the terms of the "leaseback" portion of such transaction as a further condition to the Lessee or any Subsidiary entering into such transaction.

     5. Amendment to Existing Section 5.19:Section 5.19(b) of the Participation Agreement (Capital Expenditures) is hereby amended by deleting Section 5.19(b) in its entirety and substituting in its place the following revised Section 5.19(b):

     (ii) Capital Expenditures. Make capital expenditures in the ordinary course of business; provided, however, commencing with the Fiscal Year ending closest to December 31, 2000, capital expenditures shall be limited in amount as follows: (i) for the Fiscal Year ending closest to December 31, 2000, $50,000,000; (ii) for the Fiscal Year ending closest to December 31, 2001, $25,000,000; provided, however, that within the Fiscal Year ending closest to December 31, 2001, in addition to the aforesaid overall limitation (A) capital expenditures shall not exceed, in any event (1) $6,600,000 for the Fiscal Quarter ending April 4, 2001, (2) $13,200,000, on a cumulative basis, for the two (2) Fiscal Quarters' period ending July 1, 2001, and (3) $20,400,000, on a cumulative basis, for the three (3) Fiscal Quarters' period ending September 30, 2001, and (B) no such capital expenditures in excess of $3,000,000 may be made in any one Fiscal Quarter in such Fiscal Year unless and until the Agent has received financial statements from the Borrower confirming its continuing compliance with all financial covenants set forth in Sections 5.4 through 5.7 hereof and this clause (ii) of Section 5.20 as of and for the preceding Fiscal

Quarter; and (iii) for each Fiscal Year subsequent to the fiscal year ending closest to December 31, 2001, $12,500,000. In addition to the foregoing, in each Fiscal Year subsequent to the Fiscal Year ending closest to December 31, 2000, capital expenditures shall not include any expenditures for the purchase of land or buildings or real estate interests other than fixtures and leasehold improvements.

     6. Amendment to Existing Section 5.19(j): Section 5.19(j) of the Participation Agreement (Restaurant Concepts) is hereby amended by deleting
Section 5.19(j) in its entirety and substituting in its place the following revised Section 5.19(j):

     (j) Restaurant Concepts. So long as no Default has occurred and is continuing or would be caused thereby, the Lessee may invest up to $1,000,000, in the aggregate, in the "San Marzano" restaurant concept/joint venture subsequent to the Amendment Date (the amount of investment by Lessee therein as of the Amendment Date being zero); provided, however, that, subsequent to the Amendment Date no further investments may be made pursuant to said Section 5.20(x), of whatever sort, in any restaurant concept or joint venture except for the aforementioned "San Marzano" investment.

     7. Amendment to Existing Section 5.19(k): Section 5.19(k) of the Participation Agreement (Other Advances) is hereby amended by deleting Section 5.19(k) in its entirety and substituting in its place the following revised
Section 5.19(k):

     (k) Other Advances. Make a loan to Tom E. Dupree, Jr., in an amount not to exceed Three Million Dollars ($3,000,000), on or about October 4, 1999, so long as, and provided that, (A) no Default then has occurred and is continuing or would be caused thereby, (B) such loan is repaid in full by not later than June 22, 2002, (C) such loan bears a market rate of interest until paid in full, and
(D) the proceeds of such loan are used by Tom E. Dupree, Jr. to repay certain personal indebtedness then due secured by his equity interests in the Lessee; provided, further, that, as to all other loans and advances to Affiliates (excluding therefrom, however, Subsidiaries), shareholders, directors, officers or employees shall be paid in full by June 22, 2002;

     8. Amendment to Existing Section 5.19(l): Section 5.19(l) of the Participation Agreement (Acquisitions) is hereby amended by deleting Section 5.19(l) in its entirety and substituting in its place the following revised
Section 5.19(l):

         (l) INTENTIONALLY OMITTED

     9. Amendment to Existing Section 5.20.Clauses (vii), (viii) (limited, however, to clauses (ix) and (x) Section 5.8) and (ix) of Section 5.20, permitting the incurrence of Debt under certain conditions described therein, are hereby eliminated prospectively as of the Sixth Amendment Effective Date such that, subsequent to the Sixth Amendment Effective Date, no additional Debt may be incurred in reliance upon said clauses (vii), (viii) or (ix). Furthermore, henceforth, other than Debt under the Credit Agreement, no Debt shall be repaid by Lessee or any Subsidiary prior to its scheduled maturity nor may any such Person take (or acquiesce in) any action having substantially the same effect, such as, but not limited to, by terminating early any Debt arrangement or making any settlement or accord and satisfaction in regard thereto, except, in each case, with the prior written consent of the Required Lenders thereto.

     Furthermore, henceforth, the Lessee will not, nor will the Lessee permit any Consolidated Subsidiary to, acquire any real property (or any interest in real property), or enter into any commitment (or contract) to acquire any thereof, whether directly or indirectly, except with prior written consent of the Lenders, notwithstanding any term of Section 5.20 of the Participation Agreement which may presently be to the contrary.

     10. Amendment to Existing Section 5.21. Section 5.21 of the Participation Agreement is deleted and the following revised version of said Section 5.21 shall be substituted in its place:

     SECTION 5.21 Dividends and Distributions. The Lessee will not, nor will the Borrower permit any Subsidiary to, (i) pay any cash dividend; (ii) make any capital distribution, (iii) redeem, repurchase or retire for cash any Capital Stock; provided, however, that, notwithstanding the foregoing, (A) each Subsidiary may make Distributions on any Capital Stock of such Subsidiary owned by the Lessee or another Consolidated Subsidiary which is a Subsidiary Guarantor (as defined in the Credit Agreement), and (B) the Lessee may make distributions from time to time in respect of the TECONS as and when due and payable in accordance with the terms thereof.

     11. Amendment to Existing Section 5.24: Section 5.24 of the Participation Agreement (Stock Purchases, Etc.) is hereby amended by deleting Section 5.24 in its entirety and substituting in its place the following revised Section 5.24:

     5.24 Stock Purchases, Etc.

     The Lessee will not, and will not permit any Consolidated Subsidiary of the Lessee, to purchase any Capital Stock of the Lessee, whether in a "spot" transaction, pursuant to an Equity Forward Contract or otherwise, nor will Lessee enter into, or permit any Consolidated Subsidiary to enter into, any Equity Forward Contract or amend or modify any Equity Forward Contract in effect on the Sixth Amendment Effective Date so as to increase the amount of, or price of, any shares of Capital Stock which are subject to Equity Forward Contracts pending settlement as of the Sixth Amendment Effective Date.


     12. Amendment to Appendix A: Appendix A of the Participation Agreement is amended by adding the following definitions to Appendix A in the proper alphabetical order:

     "Morgan" shall mean the Morgan Guaranty Trust Company of New York.

     "Morgan Agreement" shall mean that Master Agreement with attached Schedule, dated as of June 3, 1996, as amended by that certain Waiver and Amendment Letter dated April 3, 2000, between Morgan and the Lessee and any confirmations thereto.

     "Sixth Amendment Effective Date" shall mean, December __, 2000.

     13. Amendment to Appendix A: Appendix A of the Participation Agreement is amended by deleting the definition of "Fixed Charge Coverage Ratio" in its entirety and replacing such definition in Appendix A in the proper alphabetical order:

     "Fixed Charge Coverage Ratio" shall mean, for any fiscal period, the ratio which (A) the sum of (i) EBITDAR for such period; plus (ii) the sum (without duplication) of (a) any dividends paid in respect of Redeemable Preferred Stock during such period, plus (b) any payments made or accrued during such period (howsoever denominated or construed) in respect of any TECONS in such period, regardless of maturity or the timing of any redemption or repurchase rights granted in regard thereto (the foregoing herein called "TECONS Payments"), bears to (B) the sum (without duplication) for the same such period, of: (i) any dividends paid in respect to Redeemable Preferred Stock, plus (ii) that portion of any TECONS Payments actually paid in cash, plus, (iii) operating lease expense; plus (iv) interest expense, plus (v) all payments made (including payments made in settlement of existing obligations or claims) under, or in respect of, interest rate "hedge," "swap," "collar" or similar arrangements, whether now or hereafter existing, including, but not limited to, those expressly permitted to exist under clause (ix) of Section 5.20 for the Lessee and its Consolidated Subsidiaries in each case, for the Borrower and its Consolidated Subsidiaries for the same such period, all as determined under GAAP.

     Appendix A of the Participation Agreement further amended by adding the following language to the existing definition of the term "Total Funded Debt":

     provided, however, that notwithstanding the foregoing, in making the foregoing calculation there shall be excluded from clause (iii) above, concerning, debts, liabilities and obligations which are Guaranteed, any Guarantee by the Lessee or any Subsidiary given in respect of any of the former Applebee's locations owned or operated by the Lessee or any such Subsidiary.


                             C. WAIVERS AND CONSENTS

     1. Lessee has notified the Owner Trustee, the Holder, the Lenders and the Administrative Agent that, (i) effective as of October 3, 1999, a Lease Event of Default occurred, namely, in respect of Section 14(d) of the Lease Agreement, concerning Lessee's failure to observe the financial covenant set for in Section
5.6 of the Participation Agreement (the Total Debt/EBITDA ratio) as of and for the Fiscal Quarter ended October 3, 1999, i.e. the required ratio thereunder for such period being not more than 4.00:1.0 and the actual ratio, based on Lessee's financial statements for such Fiscal Quarter, being 4.2:1.0, and (ii) effective as of January 2, 2000, a Lease Event of Default occurred, namely, in respect of
Section 14(d) of the Lease Agreement, concerning Lessee's failure to observe the financial covenant set for in Section 5.6 of the Participation Agreement (the Total Debt/EBITDA ratio) as of and for the Fiscal Quarter ended December 31, 1999, i.e. the required ratio thereunder for such period being not more than 4.00:1.0 and the actual ratio, based on Lessee's financial statements for such Fiscal Quarter, being 5.2:1.0 (collectively, the "Financial Covenant Default"). The Lessee has further requested that the Owner Trustee, the Holder, the Lenders and the Administrative Agent waive the Financial Covenant Default under the Lease Agreement and the Participation Agreement, as the case may be. The Owner Trustee, the Holder, the Lenders and the Administrative Agent have considered the Lessee's request, and hereby waive the Financial Covenant Default in the Lease Agreement and the Participation Agreement, as the case may be.

     2. Lessee has notified the Owner Trustee, the Holder, the Lenders and the Administrative Agent that, effective as of November 17, 1999, a Lease Event of Default occurred, namely, in respect of Section 14(d) of the Lease Agreement, concerning Lessee's pledging and granting a first priority Lien in certain of its assets, namely all of the capital stock and other equity interests in all direct and indirect subsidiaries of the Lessee comprising the restaurant concepts of (i) "Don Pablo's", (ii) "Hops", (iii) "McCormick & Schmick" and (iv) "Canyon Cafe", to the administrative agent and the lenders parties to the Credit Agreement, in violation of the covenant set for in Section 5.8 of the Participation Agreement, the negative pledge covenant, (the "First Negative Pledge Covenant Default"). The Lessee has further requested that the Owner Trustee, the Holder, the Lenders and the Administrative Agent waive the First Negative Pledge Covenant Default under the Lease Agreement and the Participation Agreement, as the case may be. The Owner Trustee, the Holder, the Lenders and the Administrative Agent have considered the Lessee's request, and hereby waive the First Negative Pledge Covenant Default in the Lease Agreement and the Participation Agreement, as the case may be.

     3. Lessee has notified the Owner Trustee, the Holder, the Lenders and the Administrative Agent that, effective as of December 31, 1999, a Lease Event of Default occurred, namely, in respect of Section 14(d) of the Lease Agreement, concerning Lessee's granting a first priority Lien in all of its and its Subsidiaries' personal property (excluding any equipment or fixtures located at the corporate headquarters of Don Pablo's and Canyon Cafe), and all of its and its Consolidated Subsidiaries' real property to the administrative agent and the lenders parties to the Credit Agreement, in violation of the covenant set for in
Section 5.8 of the  Participation  Agreement,  the negative pledge covenant (the
"Second Negative Pledge Covenant Default"). The Lessee has further requested that the Owner Trustee, the Holder, the Lenders and the Administrative Agent waive the Second Negative Pledge Covenant Default under the Lease Agreement and the Participation Agreement, as the case may be. The Owner Trustee, the Holder, the Lenders and the Administrative Agent have considered the Lessee's request, and hereby waive the Second Negative Pledge Covenant Default in the Lease Agreement and the Participation Agreement, as the case may be.

     4. Lessee has notified the Owner Trustee, the Holder, the Lenders and the Administrative Agent that, effective as of February 29, 1999, a Lease Event of Default occurred, namely, in respect of Section 14(d) of the Lease Agreement, concerning Lessee's pledging and granting a first priority Lien in all of its equity interests in Belgo Group Plc. to the administrative agent and the lenders parties to the Credit Agreement, in violation of the covenant set for in Section
5.8 of the Participation Agreement, the negative pledge (the "Third Negative Pledge Covenant Default"). The Lessee has further requested that the Owner Trustee, the Holder, the Lenders and the Administrative Agent waive the Third Negative Pledge Covenant Default under the Lease Agreement and the Participation Agreement, as the case may be. The Owner Trustee, the Holder, the Lenders and the Administrative Agent have considered the Lessee's request, and hereby waive the Third Negative Pledge Covenant Default in the Lease Agreement and the Participation Agreement, as the case may be.

     5. Lessee has notified the Owner Trustee, the Holder, the Lenders and the Administrative Agent that, effective as of May 22, 2000, a Lease Event of Default occurred, namely, in respect to Section 14(d) of the Lease Agreement, concerning Lessee's pledging and granting of first priority Liens in certain of its assets, namely any real properties wherein both (a) the interest of Lessee or its Subsidiaries is not fee simple; e.g. where Lessee or such Subsidiary is a tenant under a ground lease or building lease and (b) any consent of, or notice to, the lessors of such real properties is required as a condition precedent to the grant to such Liens;

     6. Lessee has notified the Owner Trustee, the Holder, the Lenders and the Administrative Agent that, by letter dated March 27, 2000, Morgan had declared a default to exist (the "Morgan Default") under the Morgan Agreement, based on the Lessee's failure to comply with certain covenants set forth therein incorporated by reference therein pursuant to Section 5(a)(ix) thereof (the "Morgan Covenants"). The existence and continuation of the Morgan Default constitutes a Lease Event of Default under the Lease Agreement pursuant to Section 14.(l) thereof (the "Cross-Default"). The Holder and the Lenders have agreed as an accommodation to Lessee to waive the Cross-Default, and do hereby waive the Cross-Default, subject, however, to the following terms and conditions:

     (a) so long as a Morgan Default is continuing, then, notwithstanding any term hereof or of the Credit Agreement to the contrary, the total amount of revolving loans and swing loans outstanding under the Credit Agreement at any one time cannot exceed One Hundred Twenty-five Million Dollars ($125,000,000) or such lesser amount as shall equal the outstanding commitments thereunder from time to time; and

     (b) if, at any time hereafter, whether as a result of the existence or continuation of a Morgan Default or otherwise, any of the following (herein called a "Reinstitution Event") shall occur: (i) Morgan designates any day as an "Early Termination Date" (as that term is defined in the Morgan Agreement) in respect of all outstanding "Transactions" (as that term is defined in the Morgan Agreement); or (ii) any "Automatic Early Termination" (as that term is defined in the Morgan Agreement) occurs; or (iii) any acceleration of, or demand for, payment occurs with respect to any Debts arising under the Morgan Agreement, or
(iv) Lessee enters into any settlement, accord and satisfaction or other arrangement with Morgan, or Morgan otherwise exercises any rights or remedies, in each instance, having substantially the same effect as if either clauses (i),
(ii) or (iii) above had occurred; then, automatically, upon any one of such conditions being met, and without the necessity of any further act or deed on the part of the Holder or any Lender, the Morgan Default shall constitute an Event of Default under the Lease Agreement and the Participation Agreement; i.e., the Cross Default shall be re-instituted effectively immediately; and

     (c) the waiver of the Cross-Default contained herein shall be limited solely to Section 14(l) of the Lease Agreement as it relates to the Morgan Default and, then, only with respect to the Morgan Covenants, and not to any other Lease Event of Default, and nothing contained herein is intended, or shall be construed, to suggest that the Holder and the Lenders have waived, or would be willing to waive, any other Lease Event of Default, whether related or unrelated, or whether now or hereafter existing.

     In addition to the foregoing, Lessee acknowledges and agrees that any waiver of the Morgan Default or other arrangement substantially similar in effect thereto (herein, a "Morgan Waiver"), shall require the separate, written consent of the Required Lenders, if and to the extent any term, covenant or condition of the Morgan Waiver conflicts with, contravenes or contradicts any term, covenant or condition of the Participation Agreement or any Operative Document. To facilitate the foregoing, Lessee agrees to keep the Administrative Agent informed as to the status of its ongoing discussions with Morgan concerning the Morgan Default; to notify the Administrative Agent promptly in writing if any Reinstitution Event occurs; and to provide Administrative Agent with a copy, prior to its becoming effective, of any Morgan Waiver proposed for execution or acceptance by the Lessee and Morgan. Further to facilitate the foregoing, Lessee hereby certifies to the Holders and the Lenders that attached hereto as Schedule A is a true, correct and complete copy of the Morgan Agreement as in effect on the Sixth Amendment Effective Date, and Lessee agrees not to enter into any amendment or other modification to the Morgan Agreement hereafter which has, or could reasonably be expected to have, the effect of increasing the amount or frequency of payment of any Debts thereunder except with the prior written consent of the Required Lenders.

     7. In consideration of the Owner Trustee, the Holder, the Lenders and the Administrative Agent waivers and consents, the Lessee agrees to provide to Owner Trustee, the Holder, the Lenders and the Administrative Agent additional financial information, including but not limited to:

     (a) the "53 Week Report" of all four concepts on a weekly basis, monthly financial performance results by concept and on a consolidated basis, and any amended financial projections from those previously to the Lenders and the Administrative Agent;

     (b) on the Sixth Amendment Effective Date, a listing of all other Properties which the Lessee intends to sell during the remaining term of the Participation Agreement as described on Schedule 1 hereto, the projected date of sale thereof, the projected amounts thereof, and the projected Net Cash Proceeds to be derived therefrom;

     (c) on the Sixth Amendment Effective Date, a listing of all Asset Recoveries which the Lessee anticipates receiving during the remaining term of the Participation Agreement, and the projected date of their recovery;

     (d) monthly, subsequent to the Sixth Amendment Effective Date, an update in respect of all actual and projected Asset Sales (including the Sale-Leaseback) and Asset Recoveries, including reconciliations to date.

     In addition to the foregoing, beginning with the Sixth Amendment Effective Date, the interim financial statements and corresponding compliance certificates presently required to be delivered quarterly under Sections 5.1(b) and 5.(c), respectively, henceforth shall be delivered monthly by Lessee within twenty-five
(25) days after the end of each Fiscal Month (except that, until further notice, compliance with financial covenants shall continue to be certified on a quarterly basis only).

                            D. POST CLOSING COVENANT

     1. The Lessee agrees to deliver to the Administrative Agent no later than January __, 2001, a duly executed Mortgagee Consent and Waiver in the form of Exhibit A attached hereto, for each parcel of real property which is now or which hereafter becomes subject to a lien in favor of the administrative agent for the benefit of the lenders under the Credit Agreement or any other third party. The Lessee acknowledges and agrees that the failure of the Lessee to deliver such documents to the Administrative Agent by January 26 2001 shall constitute an Event of Default under the Participation Agreement or the Lease Agreement, as the case may be.

     2. The Lessee agrees to cause Pubs Property LLC to deliver to the Administrative Agent no later than January 26, 2001, re-sale certificates with proper sales tax registration numbers from the states of Colorado, Florida, Georgia, Minnesota, South Carolina and North Carolina that are satisfactory to the Administrative Agent in its sole discretion.

                                     E. FEES

     1. In consideration of the Owner Trustee, the Holder, the Lenders and the Administrative Agent's amendments, waivers and consents hereunder, the Lessee agrees to pay to the Administrative Agent, for the benefit of the Holder and the Lenders, on the Sixth Amendment Effective Date, an amendment/waiver fee, which shall be fully earned and not subject to rebate, in an amount equal to $110,000.00.

                                F. MISCELLANEOUS

     1. Upon the Administrative Agent's receipt of (i) executed signature pages from all parties to this Amendment, and (ii) the fee referenced in Section D above, all amendments and waivers to the Participation Agreement and the Lease Agreement made herein shall become effective as of March 31, 1999, unless expressly stated to become effective as of any other date. Pursuant to Section
10.1 (a) of the Trust Agreement, the Holder authorizes and request that the Owner Trustee execute this Amendment.

     2. Except as expressly set forth herein, this Amendment shall be deemed not to waive or modify any provision of the Participation Agreement or the other Operative Agreements, and all terms of the Participation Agreement, as amended hereby, and all other Operative Agreements shall be and remain in full force and effect and shall constitute a legal, valid, binding and enforceable obligations of the Lessee. All references to the Participation Agreement shall hereinafter be references to the Participation Agreement as amended by this Amendment. To the extent any terms and conditions in any of the Operative Agreements shall contradict or be in conflict with any terms or conditions of the Participation Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Participation Agreement as modified and amended hereby. It is not intended by the parties that this Amendment constitute, and this Amendment shall not constitute, a novation or accord and satisfaction.

     3. To induce the Owner Trustee, the Holder, the Lenders and the Administrative Agent to enter into this Amendment (A) Lessee hereby represents and warrants that the representations and warranties set forth in Section 3.2 of the Participation Agreement as amended hereby are true and correct, (B) Lessee hereby restates, ratifies and reaffirms each and every term and condition set forth in the Participation Agreement, as amended hereby, and in the Operative Agreements as amended hereby, and in the Operative Agreements, effective as of the date hereof; and (C) Lessee hereby certifies that no Lease Event of Default has occurred and is continuing.

     4. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA AND ALL APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     5. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

     6. This Amendment shall be binding on, and shall inure to the benefit of, the successors and assigns of the parties hereto.

     7. In the event that any part of this Agreement shall be found to be illegal or in violation of public policy, or for any reason unenforceable at law, such finding shall not invalidate any other part thereof.

     8. TIME IS OF THE ESSENCE UNDER THIS AGREEMENT.

     9. The parties agree that their signatures by telecopy or facsimile shall be effective and binding upon them as though executed in ink on paper but that the parties shall exchange original ink signatures promptly following any such delivery by telecopy or facsimile.

     10. Lessee agrees to pay all costs and expenses of Administrative Agent incurred in connection with the preparation, execution, delivery and enforcement of this Amendment and all other Operative Agreements executed in connection herewith, including the reasonable fees and out-of-pocket expenses of Administrative Agent's counsel.

     11. This Amendment shall constitute an Operative Agreement for all purposes of the Participation Agreement and shall be governed accordingly.

                                         [Signatures appear on next page]

     IN WITNESS WHEREOF, the Lessee, the Owner Trustee, the Holder, each Lender and the Administrative Agent have set their hands as of the day and year first above written.

                                            "LESSEE"

                                            AVADO BRANDS, INC. formerly known as
                                            Apple South, Inc.


                                            By:_________________________________
                                                Name:
                                                Title:

                                            Attest:_____________________________
                                                Name:
                                                Title:

                                             PARTICIPATION AGREEMENT]
                                            "OWNER TRUSTEE"

                                            FIRST SECURITY BANK, N.A.


                                            By:_________________________________
                                            Name:____________________________
                                            Title:_____________________________

                                           "HOLDER"

                                            STI CREDIT CORPORATION

                                            By:_________________________________
                                            Name:____________________________
                                            Title:_____________________________

                                            "LENDERS"

                                            SUNTRUST  BANK,  formerly  known  as
                                            SunTrust  Bank,  Atlanta,  as the
                                            Administrative Agent and as a Lender


                                            By:_________________________________
                                            Name:____________________________
                                            Title:_____________________________

                                            BANCBOSTON LEASING, INC.


                                            By:_________________________________
                                            Name:____________________________
                                            Title:_____________________________

                                            SOUTHTRUST BANK, N.A.


                                            By:_________________________________
                                            Name:____________________________
                                            Title:_____________________________

     Exhibits and schedules to this agreement are not filed pursuant to Item 601(b)(2) of SEC Regulation S-K. By the filing of this Form 10-K, the Registrant hereby agrees to furnish supplementally a copy of any ommitted exhibit or schedule to the Commission upon request.



                                       18